Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Guangzhou Global Telecom, Inc. for the quarter ending March 31, 2011, I, Yankuan Li, Chief Executive Officer and Chief Financial Officer of Guangzhou Global Telecom, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending March 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending March 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Guangzhou Global Telecom, Inc.

GUANGZHOU GLOBAL TELECOM, INC.

Date: December 30, 2011	By:	/s/ Yankuan Li
Yankuan Li
President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors